Centaur Guernsey L.P. Inc.
List of Subsidiaries
November 2, 2012

Name    Jurisdiction
KCI Medical Australia PTY Ltd     Australia
LifeCell Australia Pty Ltd    Australia
KCI Austria GmbH     Austria
KCI Medical Belgium BVBA     Belgium
KCI Polymedics     Belgium
KCI Brasil Importadora E Distribuidora     Brazil
De Produtos Para Saude Ltda
KCI Medical Canada Inc.     Ontario, Canada
LifeCell Canada Inc.     Canada
KCI APAC Holding Ltd     Cayman Islands
KCI Medical Holdings Unlimited     Cayman Islands
KCI MS Unlimited    Cayman Islands
KCI Medical (China) Co., Ltd.     China
KCI Costa Rica S.A.    Costa Rica
Chiron Holdings, Inc.    Delaware
Chiron Topco, Inc.    Delaware
KCI Animal Health, LLC    Delaware
KCI Brazil Holdings LLC    Delaware
KCI Holding Company, Inc.     Delaware
KCI HomeCare, Inc.    Delaware
KCI Imports, Inc.    Delaware
KCI International, Inc.     Delaware
KCI Licensing, Inc.     Delaware
KCI Real Holdings, L.L.C.     Delaware
KCI USA Real Holdings, L.L.C.     Delaware
KCI USA, Inc.     Delaware
Kinetic Concepts, Inc.    Delaware
LifeCell Corporation    Delaware
MoMelan Technologies, Inc.    Delaware
Technimotion, LLC    Delaware
KCI Medical ApS     Denmark
KCI Medical Middle East & Africa FZE    Dubai
Laboratoire KCI Médical     France
KCI Medical Holding GmbH     Germany
KCI Medizinprodukte GmbH     Germany
KCI Hong Kong Holding Limited     Hong Kong
KCI Hungary Kft.    Hungary
KCI Medical India Private Limited    India
KCI Medical Limited     Ireland
KCI Manufacturing     Ireland
KCI Medical Resources     Ireland
LifeCell Medical Resources Limited    Ireland
KCI Medical S.r.l.     Italy
KCI KK     Japan
Medical Holdings Limited     Malta
KCI Europe Holding B.V.     The Netherlands
KCI Medical B.V.     The Netherlands
KCI New Zealand Unlimited     New Zealand
KCI Medical AS     Norway
KCI Panamá, S.A.    Panama
KCI Medical Puerto Rico, Inc.     Puerto Rico
KCI Medical Asia Pte. Ltd.     Singapore

KCI Medical South Africa (Proprietary) Limited    South Africa
KCI Clinic Spain, S.L.     Spain
KCI Medical AB     Sweden
KCI Medical GmbH     Switzerland
KCI Properties Limited    Texas
KCI Real Property Limited     Texas
The Kinetic Concepts Foundation     Texas
KCI Tibbi Cihaz Ticaret Ithalat Ihracat Liited Sirket    Turkey
KCI Medical United Kingdom Limited     United Kingdom
KCI Medical Limited     United Kingdom
KCI UK Holdings Limited     United Kingdom
KCI Medical Products (UK) Limited     United Kingdom
LifeCell EMEA Limited    United Kingdom